Dr. Michael Chambers Elected Chairman of ProUroCare Board of Directors

MINNEAPOLIS (November 30, 2012) – ProUroCare Medical Inc. (OCTQB: PUMD), developer of the FDA-approved ProUroScan™ prostate imaging system, announced that current director Dr. Michael Chambers, JD, Ph.D., has been named Chairman of its Board of Directors. Dr. Chambers is an experienced businessman, entrepreneur and attorney. Dr. Chambers currently serves as President and CEO of Swift Biotechnology, a company he founded that is developing screens and diagnostics for ovarian and endometrial cancer in collaboration with the Mitchell Cancer Institute at the University of South Alabama. Prior to Swift, he helped found InnoRx Pharmaceuticals, a privately held ophthalmic drug delivery company, where he served as President and CEO until negotiating its sale to SurModics (NASDAQ: SRDX) in 2005.

“Dr. Chambers is uniquely qualified to lead our executive team as we move towards commercialization of our technology. His knowledge of the industry and years of experience building medical product companies make him an ideal leader as we enter a critical stage in the development and commercialization of our technology and consider potential options to deliver value to our investors,” said Rick Carlson, ProUroCare’s CEO.

“This proprietary imaging technology is perfectly positioned to provide critical information as the treatment of prostate disease emphasizes the need for accurate, active surveillance while considering other more radical alternatives,” explained Dr. Chambers. “I’m looking forward to working with the entire ProUroCare team as we move forward into the commercialization phase and development of our next generation systems.”

Dr. Chambers also serves on the corporate boards of InqBio Systems, Gene Capture and BioAlabama. He was one of the authors of the commercialization component of the Science and Technology Roadmap and helped found the Gulf Coast Angel Network, an AIM managed network. He is "Of Counsel" to the law firm of Cabaniss Johnston and is frequently selected to serve as an arbitrator on complex health care disputes throughout the United States. Following law school he pursued graduates studies as a Rotary Ambassadorial Scholar in France and a Swiss Confederation Fellow in Switzerland. He speaks fluent French and Spanish.

Dr. Chambers assumes the Chairmanship role from Rick Carlson, ProUroCare’s CEO, who will continue to serve as CEO and Director.

About ProUroCare Medical Inc.

ProUroCare Medical Inc. is a publicly traded company engaged in the business of creating innovative medical imaging products. The company’s ProUroScan system, an elasticity imaging technology used to document abnormalities of the prostate previously detected by a digital rectal examination, received commercial clearance from the FDA in April 2012. Based in Minneapolis, the company’s stock trades on the OTCQB market (www.otcmarkets.com).

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This news release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as "believes," "expects," "anticipates," "intends," "will," "may," "should," or similar expressions. These forward-looking statements are not guarantees of ProUroCare's future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause ProUroCare's results to differ materially from those expressed or implied by such forward looking statements include, but are not limited to, the ability of ProUroCare to find adequate financing to complete the development of its products; the high level of secured and unsecured debt incurred by ProUroCare; the impact and timing of actions taken by the FDA and other regulatory agencies with respect to ProUroCare’s products and business; the dependence by ProUroCare on third parties for the development and manufacture of its products; and other risks and uncertainties detailed from time to time in ProUroCare's filings with the Securities and Exchange Commission including its most recently filed Form 10-K and Form 10-Q. ProUroCare undertakes no duty to update any of these forward-looking statements.

Contact:

Rick Carlson Chief Executive Officer, ProUroCare Medical Inc.

(952) 476-9093

rcarlson@prourocare.com